November 14, 1994


WEA Corp.
111 North Hollywood Way
Burbank, California  91505
Attn:  John T. O'Connell

     Re:  Assignment of Receipts under WEA Distribution Agreement

Gentlemen:

          Reference is made to that certain Notice of Assignment and Irrevocable Authority, a copy of which is attached hereto
(the "Notice").

          Please be advised as follows:

          1. The Third Amended and Restated Loan and Security Agreement dated as of July 26, 1990, as amended (the "Credit Agreement"), has been amended so that Chemical Bank is the sole remaining Bank, Administrative Agent and Collateral Agent.

          2. Chemical Bank has assigned to Foothill Capital Corporation, a California corporation ("Foothill"), all of the right, title and interest of the Banks, the Administrative Agent and the Collateral Agent in and to the Credit Agreement, as amended, and all other loan documents and security interests securing the loans and other obligations under the Credit Agreement as amended (all such documents together with the Credit Agreement as amended being referred to herein collectively as the "Loan Documents").

          3. As the assignee of Chemical Bank, Foothill is vested with and entitled to exercise all rights and benefits of the Banks, the Administrative Agent and the Collateral Agent under the Loan Documents.

          4. You are hereby irrevocably authorized and directed to take instructions from Foothill as assignee of Chemical Bank on all matters relating to the Loan Documents.


WEA Corp.
November 14, 1994
Page 2




          5.   The Notice attached hereto is hereby terminated.

     Please confirm your receipt of this letter and your agreements to the foregoing by signing the enclosed copy of this letter in the space provided below and returning it to Foothill Capital Corporation, 11111 Santa Monica Blvd, Suite 1500, Los Angeles, California 90025-3333, Attention: Business Finance Division Manager (Telefacsimile No. (310) 479- 2690).

Dated as of November 14, 1994

                                   Very truly yours,

                                   CHEMICAL BANK, a New York
                                   banking corporation, as the
                                   sole remaining Bank, the
                                   Administrative Agent and the
                                   Collateral Agent under the
                                   Credit Agreement

                                   By:


                                   Its:





Acknowledged and agreed to:

WEA Corp.,
a New York corporation

By:

Its:

Date: November     , 1994